SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – July 2, 2008

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24341	54-18652710
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Bala Plaza, Suite 300 Bala Cynwyd, Pennsylvania	19004
(Address of Principal Executive Offices)	(Zip Code)

(610) 660-7817

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 2, 2008, Central European Distribution Corporation (“CEDC”), Carey Agri International-Poland sp. z o.o. (“Carey Agri”), a wholly-owned subsidiary of CEDC, certain other subsidiaries of CEDC (the “Original Guarantors”) and Bank Handlowy W Warszawie S.A., as the arranger, agent, security agent and lender (the “Lender”) entered into a Facility Agreement (the “Credit Facility”).

The Credit Facility provides for a term loan facility of $40,000,000 (the “Term Loan”). The Term Loan bears interest at a rate equal to the London Interbank Rate plus a margin of 2.50% per annum. The Term Loan is guaranteed by CEDC, Carey Agri and the Original Guarantors and is secured by all of the shares of capital stock of Carey Agri and subsequently will be further secured by shares of capital stock in certain other subsidiaries of CEDC. The Term Loan is to be used for financing the general business purposes of Carey Agri.

The Term Loan must be paid down in $6,666,667 increments on the 12-month, 18-month, 24-month and 30-month anniversaries of its draw-down, with all remaining outstanding amounts to be repaid on the 36-month anniversary of its draw-down (and in limited circumstances, the incremental payments will commence on the 6th month anniversary of the drawdown). The Term Loan may be prepaid in whole or in part (but if in part, by an amount no less than $1,000,000). If certain documentation evidencing the consummation of CEDC’s planned investment in Russian Alcohol Group is not provided to the lender by August 31, 2008, the Term Loan must be prepaid on September 7, 2008.

The Credit Facility contains certain financial and non-financial covenants, which include, but are not limited to, a maximum ratio of total debt less cash to EBITDA, a minimum ratio of EBITDA to fixed charges, limitations on the incurrence of certain indebtedness, limitations on certain distributions and investments and limitations on certain mergers, consolidations and sales of assets, in each case subject to certain exceptions.

Events of default under the Credit Facility include, but are not limited to, (i) failure to make payments under existing indebtedness when due, (ii) a default under other existing indebtedness, (iii) failure to perform any obligations under the Credit Facility, and (iv) the existence of any insolvency proceeding. On and at any time after the occurrence of an event of default, the Lender may, among other things, demand additional security in respect of the Term Loan, cancel any amounts still available under the Term Loan, exercise any rights available by contract or under Polish law and/or terminate the Credit Facility. In the event the Lender terminates the Credit Facility in connection with an event of default, the Lender may require repayment of all or part of the outstanding amounts under the Term Loan and/or exercise any rights available by contract or under Polish law.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/s/ Chris Biedermann
Chris Biedermann
Vice President and Chief Financial Officer

Date: July 7, 2008